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                                                                    EXHIBIT 99-1


                                  PRESS RELEASE



       HERITAGE PROPANE PARTNERS, L.P. TO MERGE WITH US PROPANE TO CREATE
                 NATION'S FOURTH LARGEST RETAIL PROPANE MARKETER


TULSA, OKLAHOMA                                                    JUNE 15, 2000
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HERITAGE PROPANE PARTNERS, L.P. (NYSE:HPG) announced today it has entered into an agreement to merge with US Propane to create the Nation's fourth largest retail propane marketer.

The transaction will combine Heritage's 170 locations throughout the United States with US Propane's 80 locations in Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina and Tennessee. The combined operations are expected to market over 300 million gallons per year to almost 485,000 customers in 28 states.

US Propane was announced earlier this year and combines the propane operations of AGL Resources (NYSE:ATG), Atmos Energy Corporation (NYSE:ATO), TECO Energy (NYSE:TE) and Piedmont Natural Gas Company Inc.(NYSE:PNY).

Through a series of agreements, Heritage Propane Partners, L.P. will purchase the assets of US Propane for $181 million in cash and limited partner units. US Propane L.P. will purchase Heritage Holdings, Inc., the general partner of Heritage Propane Partners, for $120 million in cash. The existing shareholders, including the key officers and directors of HHI, will then purchase approximately $50 million of common and subordinated units of the Partnership, representing approximately 20% of all units outstanding. All current officers and managers of HHI will continue in their present positions. Larry Dagley, US Propane's Chief Operating Officer, will fill the currently vacant Chief Financial Officer's position in Heritage Holdings, Inc. Dagley was formerly Executive Vice President and Chief Financial Officer of Atmos Energy Corporation prior to being named Chief Operating Officer of US Propane.

The transaction is expected to close in mid summer. If the projected results are achieved, the transaction is expected to be accretive to the cash flows of the Partnership and should allow the new Board to consider an increase in the cash distribution.






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June 15, 2000


Jim Bertelsmeyer, Chairman and Founder of Heritage Propane stated, "This transaction allows the Partnership to move to the next level as we significantly increase the size of Heritage with the quality assets of US Propane and we now have the involvement of four strong energy utilities as owners of the general partner. I am especially excited by the location of US Propane's facilities in many of the high growth areas of the Eastern US.

US Propane will be acquiring a management team with a proven track record that will continue to be very much incentivized by ownership of approximately 20% of the outstanding units of the Partnership. It appears to me to be a very positive transaction for both Heritage and US Propane stakeholders. We look forward to continuing to build the quality company we have assembled over the past ten years."

Lehman Brothers acted as financial advisor to the Special Committee of the Board of Directors of Heritage Holdings Inc., established to evaluate the transaction on behalf of the public unitholders of Heritage Propane Partners, L.P.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934. These statements reflect current views made in good faith with respect to future events and performance. Actual results may differ materially from those suggested in any such forward-looking statements as a result of certain factors. The factors that could cause actual results to differ materially from those projected in these forward-looking statements include the ability to: successfully complete both the purchase transaction and the US Propane joint venture; effectively integrate the operations and produce the cost saving synergies; obtain unit holder approval following the closing of the transaction; and effect future transactions that will contribute to the growth of the business.



Contact:   H. Michael Krimbill
           918-492-7272



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